                                                                     EXHIBIT 2.1



                          INTEREST PURCHASE AGREEMENT

                                 BY AND AMONG

                         NAVIGANT INTERNATIONAL, INC.

                        PROFESSIONAL TRAVEL CORPORATION

                          ATLAS TRAVEL SERVICES, LTD.

                                      AND

                       THE INTERESTHOLDERS NAMED HEREIN


                      MADE EFFECTIVE AS OF JULY 24, 1998

                                  TABLE OF CONTENTS

                                                            Page
                                                            ----

1.   THE ACQUISITION.........................................1

     1.1  The Purchase and Sale..............................1
     1.2  Consideration......................................1
     1.3  Post-Closing Adjustment............................2
     1.4  Revenues Adjustment................................4
     1.5  Escrow Fund........................................5
     1.6  Exchange of Certificates...........................6
     1.7  Interestholders' Representative....................6
     1.8  Accounting Terms...................................7

2.   CLOSING.................................................7

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
     INTERESTHOLDERS.........................................7

     3.1  Due Organization...................................7
     3.2  Authorization; Validity............................8
     3.3  No Conflicts.......................................8
     3.4  Capital Structure of the Company and its
          Subsidiaries.......................................9
     3.5  Transactions in Membership Interests; Accounting
          Treatment..........................................9
     3.6  No Bonus Membership Interests.....................10
     3.7  Subsidiaries, Stock, and Notes....................10
     3.8  Complete Copies of Materials......................10
     3.9  Company Financial Conditions......................10
     3.10 Financial Statements..............................11
     3.11 Liabilities and Obligations.......................11
     3.12 Books and Records.................................12
     3.13 Bank Accounts; Powers of Attorney.................12
     3.14 Accounts and Notes Receivable.....................13
     3.15 Permits...........................................13
     3.16 Real Property.....................................13
     3.17 Personal Property.................................16
     3.18 Intellectual Property.............................16
     3.19 Significant Customers; Material Contracts and
          Commitments.......................................18
     3.20 Government Contracts..............................20
     3.21 Inventory.........................................21
     3.22 Insurance.........................................21
     3.23 Environmental Matters.............................21
     3.24 Labor and Employment Matters......................23
     3.25 Employee Benefit Plans............................24

     3.26  Taxes............................................28
     3.27  Conformity with Law; Litigation..................30
     3.28  Relations with Governments.......................31
     3.29  Absence of Claims Against Company................31
     3.30  Absence of Changes...............................31
     3.31  Disclosure.......................................33
     3.32  Predecessor Status; Etc..........................34
     3.33  Required Governmental Filings and Consents.......34
     3.34  ARC Accreditation and Bonding Requirements.......34

4.   REPRESENTATIONS OF NAVIGANT AND PTC....................34

     4.1  Due Organization..................................34
     4.2  Authorization; Validity of Obligations............35
     4.3  No Conflicts......................................35

5.   COVENANTS..............................................36

     5.1  Tax Matters.......................................36
     5.2  Guaranteed Payment................................37
     5.3  Accounts Receivable...............................37
     5.4  [Intentionally Deleted]...........................38
     5.5  Employee Benefit Plans............................38
     5.6  Related Party Agreements..........................38
     5.7  Cooperation.......................................38
     5.8  Confidentiality...................................39
     5.9  Consents..........................................39
     5.10 Soft Dollars......................................39
     5.11 Travel Tech Relationships.........................39

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NAVIGANT AND
     PTC....................................................39

     6.1  Representations and Warranties; Performance of
          Obligations.......................................39
     6.2  No Litigation.....................................40
     6.3  No Material Adverse Change........................40
     6.4  Consents and Approvals............................40
     6.5  Opinion of Counsel................................40
     6.6  Organizational Documents..........................40
     6.7  Opinion of Tax Counsel.  Navigant.................40
     6.8  [Intentionally Deleted]...........................40
     6.9  [Intentionally Deleted]...........................41
     6.10 Delivery of Closing Financial Certificate.........41
     6.11 [Intentionally Deleted]...........................42
     6.12 Employment Agreements.............................42
     6.13 Escrow Agreement..................................42

     6.14  Due Diligence Review.............................42

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
     INTERESTHOLDERS AND THE COMPANY........................42

     7.1  Representations and Warranties; Performance of
          Obligations.......................................42
     7.2  No Litigation.....................................42
     7.3  Consents and Approvals............................43
     7.4  Employment Agreements.............................43

8.   INDEMNIFICATION........................................43

     8.1  General Indemnification by the Interestholders....43
     8.2  Limitation and Expiration.........................44
     8.3  Indemnification Procedures........................45
     8.4  Claims Against the Escrow Fund....................47
     8.5  Survival of Representations Warranties and
          Covenants.........................................47
     8.6  Remedies Cumulative...............................47
     8.7  [Intentionally Deleted]...........................47
     8.8  Arbitration.......................................47

9.   NONCOMPETITION.........................................48

     9.1  Prohibited Activities.............................48
     9.2  Confidentiality...................................49
     9.3  Damages...........................................50
     9.4  Reasonable Restraint..............................50
     9.5  Severability; Reformation.........................50
     9.6  Independent Covenant..............................50
     9.7  Materiality.......................................51

10.  GENERAL................................................51

     10.1  Successors and Assigns...........................51
     10.2  Entire Agreement; Amendment; Waiver..............51
     10.3  Counterparts.....................................51
     10.4  Brokers and Agents...............................51
     10.5  Expenses.........................................51
     10.6  Specific Performance; Remedies...................52
     10.7  Notices..........................................52
     10.8  Governing Law....................................53
     10.9  Severability.....................................54
     10.10 Absence of Third Party Beneficiary Rights........54
     10.11 Mutual Drafting..................................54
     10.12 Further Representations..........................54

                          INTEREST PURCHASE AGREEMENT


     THIS INTEREST PURCHASE AGREEMENT (the "Agreement") is made and entered into this 24th day of July, 1998, by and among Navigant International Inc., a Delaware corporation ("Navigant"), Professional Travel Corporation., a Colorado corporation and a wholly-owned subsidiary of Navigant ("PTC"), Atlas Travel Services, Ltd., a Texas limited liability company (the "Company"), and Ariel Leibovitz, Doreen N. Leibovitz and Gary Pearce (each an "Interestholder" and collectively, the "Interestholders").

                                  BACKGROUND

     A. PTC desires to acquire and the Interestholders desire to sell, all of the outstanding membership interests of the Company (the "Acquisition").

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.  THE ACQUISITION
    ---------------

     1.1  The Purchase and Sale.    At the Closing (as defined in Section 2) and
          ---------------------
subject to and upon the terms and conditions of this Agreement, the Interestholders agree to sell and deliver to PTC and PTC agrees to purchase from the Interestholders all of the outstanding membership interests of the Company (the "Company Interests"), free and clear of all Liens (as defined in Section 3.4).

     1.2  Consideration
          -------------

          (a) For purposes of this Agreement, the "Consideration" shall be equal to the dollar amount obtained by the following calculation, as adjusted pursuant to Section 1.2, Section 1.3 and Section 1.4: (i) the product of (A) the Company's consolidated earnings before interest and taxes, adjusted for the addition of "add-backs" for the applicable period set forth on Schedule 1.2(a) (the "Adjusted EBIT") for the 12-month period ended June 30, 1998, multiplied by
* (B), minus (ii) the principal amount of interest-bearing liabilities owed to banks and current or former members of the Company shown on the Company's consolidated balance sheet as of the Closing Date. All calculations of the Adjusted EBIT for purposes of this Agreement shall include any deduction for amortization of goodwill relating to the Acquisition.

          (b) The Consideration has been calculated based upon several factors, including (i) the assumption that the consolidated tangible net worth of the Company, after giving effect to the Guaranteed Payment (as defined in Section 5.2) and prior to giving effect to the Stock Distribution (as defined in Section 5.2), is equal to or greater than the greater of * or * of consolidated net revenues for the 12-month ended June 30, 1998 (the "Net Worth Target") as of the Closing, (ii) the assumption that the consolidated revenues from the 24 hour-800 service for the 12-month period following the Closing Date (the "800 Revenues") will not be less than the consolidated revenues from the 24 hour-800 service for the 12-month period ended June 30, 1998 (the "Interim 800 Revenues") and (iii) the assumption that the commissions and fees minus rebates/revenue share from the Top Ten Customers (as defined in Section 1.4(d)) for the 12-month period following the Closing Date (the "Top Ten Revenues") will not be less than the commissions and fees minus rebates/revenue share from the Top Ten Customers for the 12-month period ended June 30, 1998 (the "Interim Top Ten Revenues") as a result of the loss of one or more of the Top Ten Customers.

          (c) If on the Closing Financial Certificate (as defined in Section 6.10), the Certified Closing Net Worth (as defined in Section 6.10(b)) is less than the Net Worth Target, the Consideration to be delivered to the Interestholders may, at Navigant's election, be reduced either (i) at the Closing, or (ii) after completion of the Post-Closing Net Worth Audit (as defined in Section 1.3(b)), by the difference between the Net Worth Target and the Certified Closing Net Worth set forth on the Closing Financial Certificate.

* THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

     1.3  Post-Closing Adjustment
          -----------------------

          (a) The Consideration shall be subject to adjustment after the Closing Date as specified in this Section 1.3 and Section 1.4.

          (b) Within one hundred twenty (120) days following the Closing Date, Navigant shall cause PricewaterhouseCoopers LLP ("Navigant's Accountant") to audit the Surviving Entity's (as defined below) books to determine the accuracy of the information set forth on the Closing Financial Certificate (the "Post-Closing Net Worth Audit"). The term "Surviving Entity" shall mean the Company from and after the Closing and all successor entities of the Company. The parties acknowledge and agree that for purposes of determining the tangible net worth of the Company as of the Closing Date, the value of the assets of the Company shall, except with the prior written consent of Navigant, be calculated as provided in Section 6.10. The Interestholders shall cooperate and shall use their reasonable efforts to cause the officers and employees of the Company to cooperate with Navigant and Navigant's Accountant after the Closing Date in furnishing information, documents, evidence and other assistance to Navigant's Accountant to facilitate the completion of the Post-Closing Net Worth Audit within the time period referred to above. Without limiting the generality of the foregoing, within two (2) weeks after the Closing, the Interestholders shall provide Navigant's Accountants with the information and/or documents requested on the Post-Closing Net Worth Audit Checklist set forth as Schedule 1.3 hereto in order to facilitate the completion of the Post-Closing Net Worth Audit by Navigant's Accountant within the time period referred to above. In the event that Navigant's Accountant determines that (i) the actual Company tangible net worth as of the

Closing Date was less than the Certified Closing Net Worth, (ii) the actual Interim 800 Revenues were different than the Certified Interim 800 Revenues (as defined in Section 6.10(i)) or (iii) the actual Interim Top Ten Revenues were different than the Certified Interim Top Ten Revenues (as defined in Section 6.10(j)), Navigant shall deliver a written notice (the "First Adjustment Notice") to the Interestholders' Representative, as defined in Section 1.7, setting forth (i) the determination made by Navigant's Accountant of the actual Company tangible net worth (the "Actual Company Net Worth"), (ii) the amount of the Consideration that would have been payable at Closing pursuant to Section 1.2(c) had the Actual Company Net Worth been reflected on the Closing Financial Certificate instead of the Certified Closing Net Worth, (iii) the amount by which the Consideration would have been reduced at Closing had the Actual Company Net Worth been used in the calculations pursuant to Section 1.2(c) (the "Net Worth Consideration Adjustment"), (iv) the determination made by Navigant's Accountant of the actual Interim 800 Revenues (the "Actual Interim 800 Revenues"), and (v) the determination made by Navigant's Accountant of the actual Interim Top Ten Revenues (the "Actual Interim Top Ten Revenues"). The Net Worth Consideration Adjustment shall take account of the reduction, if any, to the Consideration already taken pursuant to Section 1.2(c)(i).

          (c) The Interestholders' Representative, shall have fifteen (15) days from the receipt of the First Adjustment Notice to notify Navigant if the Interestholders dispute such First Adjustment Notice. If Navigant has not received notice of such a dispute within such 15-day period, Navigant shall be entitled to receive from the Interestholders the Net Worth Consideration Adjustment, if any (which must first be from the Escrow Fund as defined in Section 1.5). If, however, the Interestholders' Representative has delivered notice of such a dispute to Navigant within such 15-day period, then Navigant's Accountant shall select an independent accounting firm of national stature that has not represented any of the parties hereto within the preceding two (2) years to review the Surviving Entity's books, Closing Financial Certificate and First Adjustment Notice (and related information) to determine the amount, if any, of the Net Worth Consideration Adjustment, the Interim 800 Revenues and the Interim Top Ten Revenues. Such independent accounting firm shall be confirmed by the Interestholders' Representative and Navigant within three (3) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to Navigant's Accountant in connection with the transactions contemplated hereby, or (ii) reviewed by Navigant's Accountant during the course of the Post-Closing Net Worth Audit. The independent accounting firm shall make its determination of the Net Worth Consideration Adjustment, if any, the Interim 800 Revenues and the Interim Top Ten Revenues within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, Navigant shall be entitled to receive from the Interestholders the Net Worth Consideration Adjustment (which must first be from the Escrow Fund as defined in Section 1.5). The independent accounting firm's determination of the Interim 800 Revenues shall be deemed to be the "Actual Interim 800 Revenues," and its determination of the Interim Top Ten Revenues shall be deemed the "Actual Interim Top Ten Revenues" for all purposes, including the calculation of the 800 Revenues Deficiency (as defined in Section 1.4(b)) and Top Ten Revenues

Deficiency (as defined in Section 1.4(b)), respectively. The costs of the independent accounting firm shall be borne by the party (either Navigant or the Interestholders as a group) whose determination of the Company's tangible net worth at Closing was further from the determination of the independent accounting firm, or equally by Navigant and the Interestholders in the event that the determination by the independent accounting firm is equidistant between the Certified Closing Net Worth and the Actual Company Net Worth.


     1.4  Revenues Adjustment.
          -------------------

          (a) If at the end of the eleven (11)-month period from the Closing Date, there are any funds remaining in the Escrow Fund and Navigant in its sole discretion based on actual and projected revenues of the Surviving Entity for the twelve (12) month period from the Closing Date determines that it will likely be entitled to a Revenues Adjustment (as defined below), it may make a Claim (as defined in Section 8.3) against the Escrow Fund to the extent that there are any such funds in the Escrow Fund up to 115% of Navigant's estimate of the Revenues Adjustment ("Estimated Revenues Hold-Back"). Any projections used in the determination of such estimated Revenues Adjustment shall be based on assumptions of the Surviving Entity's as reasonably determined by Navigant.

          (b) Within thirty (30) days after the date that is twelve (12) months from the Closing Date, Navigant shall cause Navigant's Accountant to audit (the "Post-Closing Revenues Audit") the Surviving Entity's books to determine the actual 800 Revenues (the "Actual 800 Revenues") and the actual Top Ten Revenues (the "Actual Top Ten Revenues"). In the event that Navigant's Accountant determines that the Actual 800 Revenues are less than the Actual Interim 800 Revenues (as previously determined in accordance with Section 1.3) (the "800 Revenues Deficiency") or that the Actual Top Ten Revenues are less than the Actual Interim Top Ten Revenues (as previously determined in accordance with
Section 1.3) as a result of the loss of one or more of the Top Ten Customers (the "Top Ten Revenues Deficiency," and together with the 800 Revenues Deficiency, the "Revenues Adjustment"), Navigant shall be entitled to receive as an adjustment to the Consideration an amount equal to the lesser of (i) the Revenues Adjustment or (ii) an amount equal to (A) 10% of the Consideration minus (B) the sum of (x) any post-Closing adjustment to the Consideration under
Section 1.3 and (y) any indemnification obligations of the Interestholders pursuant to Article 8 paid or outstanding as of the Release Date (as defined in Section 1.5 (b) below) (the "Revenues Cap"). As soon as practicable following the completion of the Post-Closing Revenues Audit, Navigant shall deliver a written notice (the "Second Adjustment Notice") to the Interestholders' Representative. The Second Adjustment Notice shall set forth the determination made by Navigant's Accountant of (i) the Actual 800 Revenues, (ii) the Actual Top Ten Revenues, (iii) the 800 Revenues Deficiency, (iv) the Top Ten Revenues Deficiency and (v) the Revenues Adjustment.

          (c) The Interestholders' Representative, shall have fifteen (15) days from the receipt of the Second Adjustment Notice to notify Navigant if the Interestholders dispute the determination of Navigant's Accountant set forth in such Second Adjustment Notice. If Navigant has not received notice of such a dispute within such 15-day period, Navigant shall be entitled to receive from the Interestholders (which must first be from the Escrow Fund) the lesser of (i) the Revenues Adjustment and (ii) the Revenues Cap. If, however, the Interestholders' Representative has delivered notice of such a dispute to Navigant within such 15-day period, then Navigant's Accountant shall select an independent accounting firm of national stature that has not represented any of the parties hereto within the preceding two (2) years to review the Surviving Entity's books and the Second Adjustment Notice (and related information) to determine the amount, if any, of the actual Revenues Adjustment. Such independent accounting firm shall be confirmed by the Interestholders' Representative and Navigant within three (3) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to Navigant's Accountant in connection with the transactions contemplated hereby, or (ii) reviewed by Navigant's Accountant during the course of the Post-Closing Revenues Audit. The independent accounting firm shall make its determination of the actual 800 Revenues, the actual Top Ten Revenues, the actual 800 Revenues Deficiency, if any, the actual Top Ten Revenues Deficiency, if any, and the actual Revenues Adjustment, if any. The determination of the actual Revenues Adjustment by the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, Navigant shall be entitled to receive from the Interestholders (which must first be from the Escrow Fund as set forth above) the lesser of (i) the actual Revenues Adjustment as determined by such independent accounting firm or (ii) the Revenues Cap. The costs of the independent accounting firm shall be borne by the party (either Navigant or the Interestholders as a group) whose determination of the Revenues Adjustment was further from the determination of the independent accounting firm, or equally by Navigant and the Interestholders in the event that the determination by the independent accounting firm is equidistant between the determination of the Revenues Adjustment of Navigant's Accountant and the determination of the Revenues Adjustment by the Interestholders.

          (d) For purposes of Section 1.2 and this Section 1.4, "Top Ten Customers" shall mean the ten (10) customers that effected the most purchases, in dollar terms, from the Company and its subsidiaries, taken as a whole, during the 12-month period ending June 30, 1998. Schedule 1.4(d) is a listing of the Top Ten Customers. During the twelve (12)-month period following the Closing Date, the Surviving Entity may replace a Top Ten Customer with a new customer, reasonably acceptable to Navigant and excluding customers of Navigant and its subsidiaries and affiliates, with comparable amounts of commissions and fees minus rebates on an annualized basis.

          (e) Notwithstanding anything to the contrary in the foregoing, Navigant shall not be entitled to receive any amounts for a Top Ten Revenues Deficiency if all of the Top Ten Customers of the Company immediately prior to the Closing Date remain customers of the Surviving Entity from the Closing Date to the date that is one year from the Closing Date,.

     1.5  Escrow Fund
          -----------

          (a) Upon the Closing, Navigant shall deliver, or shall cause to be delivered, directly to NationsBank, N.A., as escrow agent (the "Escrow Agent"), 10% of the cash comprising the Consideration, as such may be adjusted pursuant to Section 1.3 and Section 1.4, to be held in an escrow fund (collectively with all interest and earnings thereon, the "Escrow Fund") pursuant to the terms set forth herein and in the Escrow Agreement (as defined in Section 6.13).

          (b) The Escrow Fund shall be available to satisfy any post-Closing adjustment to the Consideration pursuant to Section 1.3 and Section 1.4 and any indemnification obligations of the Interestholders pursuant to Article 8 until the date which is one (1) year after the Closing Date (the "Release Date"). Promptly following the Release Date, Navigant shall sign the Release Certificate (as defined in the Escrow Agreement) for the release to the Interestholders of the amount remaining in the Escrow Fund on the Release Date less an amount equal to (i) the Estimated Revenues Hold-Back, (ii) any pending claim for indemnification made by any Indemnified Party (as defined in Article 8), and
(iii) any indemnification obligations of the Interestholders pursuant to Article 8.

          (c) As promptly as possible following the final resolution of all claims for indemnification made by a Indemnified Party pending as of the Release Date and the final resolution of the Post-Closing Revenues Audit as provided in
Section 1.4, Navigant and the Interestholders shall deliver to the Escrow Agent a Release Certificate providing delivery instructions to be followed by the Escrow Agent in paying out the remaining Escrow Funds, if any, and terminating the escrow and the Escrow Agreement.

     1.6  Transfer of Interests
          ---------------------

          (a) Navigant to Provide Consideration.  In exchange for the
              ---------------------------------
outstanding membership interests of the Company, Navigant shall cause to be made available to the Interestholders, the Consideration, as adjusted pursuant to
Section 1.2, Section 1.3 and Section 1.4.

          (b) Delivery Requirements.  At the Closing, the Interestholders shall
              ---------------------
deliver any and all documents necessary to convey full title and interest in the Company to PTC. The Interestholders shall promptly cure any deficiencies with respect to the documents of conveyance.

          (c) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.6, none of the Surviving Entity or any party hereto shall be liable to a holder of Company Interests for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.7  Interestholders' Representative
          -------------------------------

          (a) Each holder of Company Interests by signing this Agreement, designates Ariel Leibovitz or, in the event that Ariel Leibovitz is unable or unwilling to serve, Gary Pearce to be the Interestholders' Representative for purposes of this Agreement. The Interestholders shall be bound by any and all actions taken by the Interestholders' Representative on their behalf.

          (b) Navigant and PTC shall be entitled to rely upon any communication or writings given or executed by the Interestholders' Representative. All notices to be sent to Interestholders pursuant to this Agreement may be addressed to the Interestholders' Representative and any notice so sent shall be deemed notice to all of the Interestholders hereunder. The Interestholders hereby consent and agree that the Interestholders' Representative is authorized to accept notice on behalf of the Interestholders pursuant hereto.

          (c) The Interestholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Interestholder, with full power in his name and on his behalf to act according to the terms of this Agreement in the absolute discretion of the Interestholders' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Interestholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Interestholder, by operation of law, whether by such Interestholder's death or any other event.

     1.8  Accounting Terms.  Except as otherwise expressly provided herein or
          ----------------
in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles ("GAAP") consistently applied.

2.   CLOSING
     -------

     The consummation of the Acquisition and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, on July 24, 1998, providing that all conditions to Closing shall have been satisfied or waived, or at such other time and date as Navigant, the Company and the Interestholders may mutually agree, which date shall be referred to as the "Closing Date."

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE INTERESTHOLDERS
     ---------------------------------------------------------------------

     To induce Navigant and PTC to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and the Interestholders, jointly and severally, represents and warrants to Navigant and PTC as follows (for purposes of this Agreement, the phrases "knowledge of the Company" or the "Company's knowledge," or words of similar import, mean the knowledge of the Interestholders and the managers, officers and directors of the Company and its subsidiaries, including facts of which the managers, officers and directors, in the reasonably prudent exercise of their duties, should be aware):

     3.1  Due Organization.  The Company and each of its subsidiaries is a
          ----------------
corporation or limited liability company (as the case may be) duly organized, validly existing and is in good standing under the laws of the jurisdiction of its organization and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. Schedule 3.1 hereto contains a list of all jurisdictions in which the Company and each of its subsidiaries is authorized or qualified to do business. The Company and each of its subsidiaries is qualified to do business in any foreign jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries are in good standing as a foreign company in each jurisdiction it which it does business. The Company has delivered to Navigant true, complete and correct copies of the Articles of Organization and Operating Agreement and other applicable organizational documents of the Company and each of its subsidiaries. Such Articles of Organization and Operating Agreement and other applicable organizational documents are collectively referred to as the "Organizational Documents." Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents. The minute books of the Company and each of its subsidiaries have been made available to Navigant and are correct and, except as set forth in Schedule 3.1, complete in all material respects. For purposes of this Agreement, the term "subsidiaries" means any and all corporations, partnerships, joint ventures, associations, limited liability companies and other entities controlled by the Company, directly or indirectly, through one or more intermediaries, including but not limited to, Atlas Travel, L.C.

     3.2  Authorization; Validity.  The Company has all requisite power and
          -----------------------
authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Company has the full legal right, power and authority to enter into this Agreement and the transactions contemplated hereby. Each Interestholder has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Managers of the Company and the Interestholders and this Agreement has been duly and validly authorized by all necessary action. This Agreement is a legal, valid and binding obligation of the Company and each Interestholder, enforceable in accordance with its terms; except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

     3.3  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

          (a) conflict with, or result in a breach or violation of, any of the Organizational Documents;

          (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Company, its subsidiaries or any Interestholder is a party or by which the Company, its subsidiaries or any Interestholder is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's or any of its subsidiaries' properties pursuant to (i) any law or regulation to which the Company, any of its subsidiaries or any Interestholder or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company, any of its subsidiaries or any Interestholder is bound or any of their respective property is subject;

          (c) except as set forth on Schedule 3.3 (c), result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company or any of its subsidiaries; or

          (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company, any of its subsidiaries or any Interestholder is subject or by which the Company, any of its subsidiaries or any Interestholder is bound including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), together with all rules and regulations promulgated thereunder.

     3.4  Capital Structure of the Company and its Subsidiaries.  The capital
          -----------------------------------------------------
structure of the Company consists of the membership interests in the percentages set forth in Schedule 3.4. All of the membership interests are owned of record and beneficially by Ariel Leibovitz, Doreen N. Leibovitz and Gary Pearce in the percentages set forth in Schedule 3.4 free and clear of all Liens (defined below), duly authorized and validly issued and not subject to requirements to make any capital contributions that have not previously been made. Neither Navigant nor PTC shall be required to make any capital contributions to the Company or any of its subsidiaries as a result of the Acquisition. All of the issued and outstanding shares of the capital stock or other ownership interests of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid, non-assessable and not subject to requirements to make any capital contributions that have not previously been made and except as set forth on Schedule 3.4 are owned of record and beneficially by the Company free and clear of all Liens. All of the issued and outstanding shares of the capital stock and other ownership interests of the Company and each of its subsidiaries were offered, issued, sold and delivered by such entity in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such securities was issued in violation of any preemptive rights. Except as set forth in Schedule 3.4, there are no agreements or trusts with respect to any of the outstanding shares of the capital stock or other ownership interests of the Company or any of its subsidiaries. For purposes of this Agreement, "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     3.5  Transactions in Membership Interests; Accounting Treatment.  No
          ----------------------------------------------------------
option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company or any of its subsidiaries to issue, sell or otherwise become outstanding any shares of capital stock or other ownership interests. Neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay a dividend or make any distributions in respect thereof. As a result of the Acquisition, PTC will be the record or beneficial owner of all outstanding capital stock or other ownership interests of the Company and each of the subsidiaries of the Company and rights to acquire capital stock or other ownership interests of the Company and each of the subsidiaries of the Company, free and clear of all Liens.

     3.6  No Bonus Membership Interests.  None of the membership interests of
          -----------------------------
the Company or capital stock or other ownership interests of any of the subsidiaries of the Company was issued pursuant to any award, grant or bonus.

     3.7  Subsidiaries, Stock, and Notes.
          ------------------------------

          (a) Except as set forth on Schedule 3.7(a), the Company has no subsidiaries.

          (b) Except as set forth on Schedule 3.7(b), neither the Company nor any of its subsidiaries presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company or any of its subsidiaries, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

          (c) Except as set forth on Schedule 3.7(c), there are no promissory notes that have been issued to, or are held by, the Company or any of its subsidiaries.

     3.8  Complete Copies of Materials.  The Company has delivered to Navigant
          ----------------------------
and PTC true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules or that has been requested by Navigant.

     3.9  Company Financial Conditions.
          ----------------------------

          (a) The Company's consolidated tangible net worth, (i) as of the end of its most recent fiscal year was not less than $430,000, and (ii) as of the Closing, after giving effect to the Guaranteed Payment but prior to giving effect to the Stock Distribution, will not be less than the Net Worth Target.

          (b) The Company's consolidated net revenues for (i) its most recent fiscal year were not less than $13,580,000, and (ii) the 12-month period ended June 30, 1998 were not less than $14,300,000.

          (c) The Company's Adjusted EBIT for (i) its most recent fiscal year were not less than $2,972,000 or 21.9% of consolidated net revenues for such fiscal year, and (ii) the 12-month period ended June 30, 1998 were not less than the greater of $3,700,000 or 25.0% of consolidated net revenues for such period.

          (d) The Company shall have no consolidated total outstanding long-term and short-term indebtedness to banks, the Interestholders, former members, and other financial institutions and creditors as of the Closing (in each case including the current portions of such indebtedness, but excluding trade payables and other ordinary course accounts payable).

          (e) The Company's consolidated earnings before interest and taxes, without adjustment for any "add-backs" (the "Actual EBIT"), for the 3-month period ended on June 30, 1998 shall be no less than $900,000.

For purposes of Section 3.9(a), calculation of amounts as of the Closing shall be made in accordance with the last paragraph of Section 6.10. As used in this Agreement, and unless specifically defined otherwise, "net revenues" shall mean gross revenues of the Company and its subsidiaries minus refunds.

     3.10  Financial Statements.  Schedule 3.10 includes (a) true, complete
           --------------------
and correct copies of the Company's unaudited consolidated balance sheet as of December 31, 1997 (the end of its most recent completed fiscal year), and consolidated income statement for the year ended December 31, 1997 (collectively, the "Year-End Financials") and (b) true, complete and correct copies of the Company's consolidated unaudited balance sheet (the "Interim Balance Sheet") as of June 30, 1998 (the "Balance Sheet Date") and consolidated income statement, for the 12-month period then ended (collectively, the "Interim Financials," and together with the Year-End Financials, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP consistently applied, subject, in the case of the Interim Financials,
(i) to normal year-end audit adjustments, which individually or in the aggregate will not be material, (ii) the exceptions stated on Schedule 3.10, and (iii) to the omission of footnote information. Each unaudited consolidated balance sheet included in the Company Financial Statements presents fairly the financial condition of the Company and its subsidiaries as of the date indicated thereon, and each of the consolidated income statements included in the Company Financial Statements presents fairly the results of its operations for the periods indicated thereon. Since the dates of the Company Financial Statements, there have been no material changes in the Company's or any of its subsidiaries' accounting policies other than as requested by Navigant to conform the Company's or any of its subsidiaries' accounting policies to GAAP.

     3.11  Liabilities and Obligations.
           ---------------------------

          (a) Neither the Company nor any of its subsidiaries is liable for or subject to any liabilities except for:

                    (i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

                    (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                    (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole.

          (b) The Company has delivered to Navigant, in the case of those liabilities which are not fixed or are contested, a reasonable estimate of the maximum amount which may be payable.

          (c) Schedule 3.11(c) also includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company or any of its subsidiaries, has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company or any of its subsidiaries or the Surviving Entity would require additional material expenditures of capital.

          (d) For purposes of this Section 3.11, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured. Schedule 3.11(d) contains a complete list of all indebtedness of the Company and each of its subsidiaries.

     3.12  Books and Records.  The Company has made and kept books and records
           -----------------
and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

     3.13  Bank Accounts; Powers of Attorney.  Schedule 3.13 sets forth a
           ---------------------------------
complete and accurate list as of the date of this Agreement, of:

          (a) the name of each financial institution in which the Company or any of its subsidiaries has any account or safe deposit box;

          (b) the names in which the accounts or safe deposit boxes are held;

          (c) the type of account;

          (d) the name of each person authorized to draw thereon or have access thereto; and

          (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company or any of its subsidiaries and a description of the terms of such power.

     3.14  Accounts and Notes Receivable.  The Company has delivered to
           -----------------------------
Navigant a complete and accurate list, as of a date not more than two (2) business days prior to the date hereof, of the accounts and notes receivable of the Company and each of its subsidiaries (including, without limitation, receivables from and advances to employees (which include, without limitation, those shown on Schedule 3.7) and the Interestholders and override receivables, and financial assistance segment bonus receivables), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). On the Closing Date, the Company will deliver to Navigant a complete and accurate list, as of a date not more than two (2) business days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed. The Accounts Receivable are current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first became due and payable (other than financial assistance segment receivables which will be collected in full, without any set-off, within one hundred twenty (120) days after the contract date). There is no contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable. To the extent that there is a breach of this representation with respect to the collection of the Accounts Receivable and there is a payment by the Interestholders pursuant to Section 5.3, any claim for monetary damages for such breach shall take into account such payment pursuant to Section 5.3.

     3.15  Permits.  The Company and each of its subsidiaries owns or holds
           -------
all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of their respective businesses, as it is currently being conducted (the "Permits"). The Permits are valid, and neither the Company nor any of its subsidiaries has received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former officer, manager, member or employee of the Company, any of its subsidiaries or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company and each of its subsidiaries has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company or any of its subsidiaries, by any Permit.

     3.16  Real Property.
           -------------

          (a) For purposes of this Agreement, "Real Property" means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company or any of its subsidiaries, together with any additions thereto or replacements thereof.

          (b) Schedule 3.16(b) contains a complete and accurate description of all Real Property (including street address, legal description (where known), owner, and Company's or any subsidiary's use thereof) and, to the Company's knowledge, any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances of any nature thereon ("Encumbrances"). The Real Property listed on Schedule 3.16(b) includes all interests in real property necessary to conduct the business and operations of each of the Company and its subsidiaries. The Company and each of its subsidiaries does not own, and has never owned, any Real Property.

          (c) Except as set forth in Schedule 3.16(c):

                       (i) The Company or a subsidiary has good and valid leasehold title to the Real Property.

                       (ii) The Company or the applicable subsidiary, as the case may be, has good and valid rights of ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes.

                       (iii) All structures and all structural, mechanical and other physical systems thereof that constitute part of the Real Property, including but not limited to the walls, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facility included therein, and other material items at the Real Property (collectively, the "Tangible Assets"), are free of defects and in good operating condition and repair. For purposes of this Section, a defect shall mean a condition relating to the structures or any structural, mechanical or physical system which requires an expenditure of more than $1,000 to correct. No maintenance or repair to the Real Property, Structures or any Tangible Asset has been unreasonably deferred. There is no water, chemical or gaseous seepage, diffusion or other intrusion into said buildings, including any subterranean portions, that would impair beneficial use of the Real Property, Structures or any Tangible Asset.

                       (iv) All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law or by the use and operation of the Real Property in the conduct of the business of the Company's or the applicable subsidiary's, as the case may be, business are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the Real Property in the operation of the Company's or the applicable subsidiary's, as the case may be, business and to permit full compliance with the requirements of all laws in the operation of such business. No fact or condition exists which could result in the termination or material reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

                       (v) The Real Property and all present uses and operations of the Real Property comply with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) (collectively, "Laws"), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. The Company or the applicable subsidiary, as the case may be, has obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the Real Property leased by it.

                       (vi) None of the Structures, the appurtenances thereto or the equipment therein or the operation or maintenance thereof, or the conduct of the Company's or the applicable subsidiary's, as the case may be, business, violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other Encumbrance or restriction affecting such Real Property in any respect. The Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Company's or the applicable subsidiary's, as the case may be, business does not constitute a nonconforming use and is not the subject of a special use permit under any applicable Law.

                       (vii) There are no pending or, to the Company's knowledge, threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property or any other matters which do or may adversely effect the current use, occupancy or value thereof, nor has the Company, any of its subsidiaries or any of the Interestholders received notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property.

                       (viii) No portion of the Real Property or the Structures has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

                       (ix) There are no parties other than the Company or its subsidiaries in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof.

                       (x) There are no outstanding options or rights of first refusal to purchase the Real Property, or any portion thereof or interest therein.

                       (xi) There are no service contracts or other agreements relating to the use or operation of the Real Property.

                       (xii) No portion of the Real Property is located in a wetlands area, as defined by Laws, or in a designated or recognized flood plain, flood plain district, flood hazard area or area of similar characterization. No commercial use of any portion of the Real Property will violate any requirement of the United States Corps of Engineers or Laws relating to wetlands areas.

                       (xiii) All oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company or any of its subsidiaries leases from any other party any real property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided Navigant with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all material correspondence related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any operation granted to such party under such Lease. The Leases and the Company's and its subsidiaries' interests thereunder are free of all Liens.

                       (xiv) None of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

     3.17  Personal Property.
           -----------------

          (a) Schedule 3.17(a) sets forth a complete and accurate list of all personal property included on the Interim Balance Sheet and all other personal property owned or leased by the Company or any of its subsidiaries with a current book value in excess of $5,000 both (i) as of the Balance Sheet Date and
(ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and an indication as to which assets are currently owned, or were formerly owned, by any Interestholder or business or personal affiliates of any Interestholder or of the Company or any of its subsidiaries.

          (b) Each of the Company and its subsidiaries currently owns or leases all personal property necessary to conduct their respective businesses and operations as they are currently being conducted.

          (c) All of the trucks and other material, machinery and equipment of the Company and each of its subsidiaries, including those listed on Schedule 3.17(a), are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 3.17(a) are in full force and effect and constitute valid and binding agreements of the Company or the applicable subsidiary, as the case may be, and neither the Company nor the applicable subsidiary, as the case may be, is in breach of any of their terms. All fixed assets used by each of the Company and its subsidiaries that are material to the operation of their businesses are either owned by the Company or the applicable subsidiary, as the case may be, or leased under an agreement listed on Schedule 3.17(a).

     3.18  Intellectual Property.
           ---------------------

          (a) The Company or the applicable subsidiary, as the case may be, is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks listed on
Schedule 3.18(a). Such schedule lists (i) all of the Marks registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country, and (ii) all of the unregistered Marks, that the Company and each of its subsidiaries now owns or uses in connection with their respective businesses. Except with respect to those Marks shown as licensed on Schedule 3.18(a), the Company and each of its subsidiaries owns all of the registered and unregistered trademarks, service marks, and trade names that each uses. The Marks listed on Schedule 3.18(a) will not cease to be valid rights of the Company or the applicable subsidiary, as the case may be, by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Section 3.18, the term "Mark" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by the Company or any of its subsidiaries, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by the Company or any of its subsidiaries, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by the Company or any of its subsidiaries in the United States or any foreign country.

          (b) The Company or the applicable subsidiary, as the case may be, is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents listed on Schedule 3.18(b)(i) and in the Copyright registrations listed on Schedule 3.18(b)(ii). Such Patents and Copyrights constitute all of the Patents and Copyrights that the Company or the applicable subsidiary, as the case may be, now owns or is licensed to use. The Company or the applicable subsidiary, as the case may be, owns or is licensed to practice under all patents and copyright registrations that the Company or the applicable subsidiary, as the case may be, now owns or uses in connection with their respective businesses. For purposes of this Section 3.18, the term "Patent" shall mean any United States or foreign patent to which the Company or any of its subsidiaries has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by the Company or any of its subsidiaries; the term "Copyright" shall mean any United States or foreign copyright owned by the Company or any of its subsidiaries as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by the Company or any of its subsidiaries.

          (c) The Company or the applicable subsidiary, as the case may be, is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the trade secrets, franchises, or similar rights (collectively, "Other Rights") listed on Schedule 3.18(c). Those Other Rights constitute all of the Other Rights that the Company and each of its subsidiaries now owns or is licensed to use. The Company or the applicable subsidiary, as the case may be, owns or is licensed to practice under all trade secrets, franchises or similar rights that it owns, uses or practices under.

          (d) The Marks, Patents, Copyrights, and Other Rights listed on Schedules 3.18(a), 3.18(b)(i), 3.18(b)(ii), and 3.18(c) are referred to collectively herein as the "Intellectual Property." The Intellectual Property owned by the Company or any of its subsidiaries is referred to herein collectively as the "Company Intellectual Property." All other Intellectual Property is referred to herein collectively as the "Third Party Intellectual Property." Except as indicated on Schedule 3.18(d), neither the Company nor any of its subsidiaries has any obligations to compensate any person for the use of any Intellectual Property nor has the Company or any of its subsidiaries granted to any person any license, option or other rights to use in any manner any Intellectual Property, whether requiring the payment of royalties or not.

          (e) Neither the Company nor any subsidiary is, nor will it be as a result of the execution and delivery of this Agreement by the Company or the performance of the Company's obligations hereunder, in violation of any Third Party Intellectual Property license, sublicense or agreement described in
Schedule 3.18(a), (b), or (c). No claims with respect to the Company Intellectual Property or Third Party Intellectual Property are currently pending or, to the knowledge of the Company, are threatened by any person, nor, to the Company's knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company or any of its subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in its business as currently conducted by it; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or other trade secret material to the Company and its subsidiaries, taken as a whole; or (iv) challenging the Company's or any of its subsidiaries' license or legally enforceable right to use of the Third Party Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Neither the Company nor any of its subsidiaries (x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that the Company or any of its subsidiaries' may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, or copyright of another.

     3.19  Significant Customers; Material Contracts and Commitments.
           ---------------------------------------------------------

          (a) Schedule 3.19(a) sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the twenty (20) customers that have effected the most purchases, in dollar terms, from the Company and its subsidiaries, taken as a whole, during each of the past four (4) fiscal quarters, and "Significant Suppliers" are the twenty (20) suppliers who supplied the largest amount by dollar volume of products or services to the Company and its subsidiaries, taken as a whole, during the twelve (12) months ending on the Balance Sheet Date.

          (b) Schedule 3.19(b) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company or any of its subsidiaries is a party or by which it or its properties are bound (including without limitation contracts with Significant Customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company, any of its subsidiaries and any affiliate thereof or any officer, director, shareholder, manager or member of the Company or any of its subsidiaries are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $10,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $10,000 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to Navigant true, complete and correct copies of the Material Contracts.

          (c) Except to the extent set forth on Schedule 3.19(c), (i) none of the Company's Significant Customers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Company or any of its subsidiaries, (ii) none of the Company's Significant Suppliers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting to cancel or substantially reduce, the supply of products or services to the Company or any of its subsidiaries, (iii) each the Company and its subsidiaries has complied with all of its commitments and obligations and is not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Material Contracts that were not negotiated at arm's length. Neither the Company nor any of its subsidiaries has received any material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material revenue.

          (d) Each Material Contract, except those terminated pursuant to
Section 5.6, is valid and binding on the Company or the applicable subsidiary, as the case may be, and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company or any subsidiary pursuant thereto. Except as specifically identified on Schedule 3.19(d) (the "Unobtained Consents"), the Company will obtain prior to the Closing Date all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or are advisable in order that any such Material Contract remain in effect without modification after the Acquisition and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed on Schedule 3.19(d). To the extent that the Company has failed to obtain any Third Party Consent in advance of the Closing Date, the failure of the Company to obtain such Third Party Consent and the failure of the Company to obtain the Unobtained Consents, will not, individually or in the aggregate, have an adverse effect on the business or operations of the Company and its subsidiaries, taken as a whole, after the Closing Date.

          (e) Neither the Company nor any of its subsidiaries is a "women's business enterprise" ("WBE") or "woman-owned business concern" as defined in 48 C.F.R. (S) 52.204-5, or a "minority business enterprise" ("MBE") or "minority-owned business concern" as defined in 48 C.F.R. (S) 52.219- 8, nor has it held itself out to be such to any of its customers.

          (f) The outstanding balance on all loans or credit agreements either
(i) between the Company or any subsidiary and any Person in which any of the Interestholders owns a material interest, or (ii) guaranteed by the Company or any subsidiary for the benefit of any Person in which any of the Interestholders owns material interest, are set forth in Schedule 3.19(f).

          (g) The pledge, hypothecation or mortgage of all or substantially all of the Company's assets (including, without limitation, a pledge of the Company's or any subsidiary's contract rights under any Material Contract) will not, except as set forth on Schedule 3.19(g), (i) result in the breach or violation of, (ii) constitute a default under, (iii) create a right of termination under, or (iv) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the assets of the Company or any subsidiary (other than a lien created pursuant to the pledge, hypothecation or mortgage described at the start of this Section 3.19(g)) pursuant to any of the terms and provisions of, any Material Contract to which the Company or any of its subsidiaries is a party or by which the property of the Company or any of its subsidiaries is bound.

     3.20  Government Contracts.
           --------------------

          (a) Except as set forth on Schedule 3.20, neither the Company nor any of its subsidiaries is a party to any government contracts.

          (b) Neither the Company nor any of its subsidiaries has been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, to the knowledge of the Company, has any suspension or debarment action been threatened or commenced. There is no valid basis for the Company's or any of its subsidiaries' suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any state or local government.

          (c) Except as set forth in Schedule 3.20, neither the Company nor any of its subsidiaries has been, nor is it now being, audited, or investigated by any government agency, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the knowledge of the Company, has such audit or investigation been threatened.

          (d) Neither the Company nor any of its subsidiaries has any dispute pending before a contracting office of, nor any current claim (other than the Accounts Receivable) pending against, any agency or instrumentality of the United States Government or any state or local government, relating to a contract.

          (e) Neither the Company nor any of its subsidiaries has with respect to any government contract, received a cure notice advising it that it is or was in default or would, if it failed to take remedial action, be in default under such contract.

          (f) Neither the Company nor any of its subsidiaries has submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a contract to any agency or instrumentality of the United States Government or any state or local government.

          (g) No employee, agent, consultant, representative, or affiliate of the Company or any of its subsidiaries is in receipt or possession of any competitor or government proprietary or procurement sensitive information related to the Company's or any of its subsidiaries' business under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

          (h) Each of the Company's and its subsidiaries' government contracts has been issued, awarded or novated to the Company or the applicable subsidiary, as the case may be, in the Company's or such subsidiary's name.

     3.21  Inventory.  The inventory of the Company and its subsidiaries
           ---------
consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purposes for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject to a GAAP reserve for inventory set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its subsidiaries.

     3.22  Insurance.  Schedule 3.22 sets forth a complete and accurate list,
           ---------
as of the Balance Sheet Date, of all insurance policies carried by the Company or any of its subsidiaries and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Company has delivered to Navigant true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company and its subsidiaries are otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. There have been no threatened terminations of, or material premium increases with respect to, any of such policies.

     3.23  Environmental Matters.
           ---------------------

          (a) Hazardous Material. Other than as set forth on Schedule 3.23(a), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased. Schedule 3.23(a) identifies all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on Real Property owned or leased by the Company or any of its subsidiaries.

          (b) Hazardous Materials Activities. Neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. The Company and its subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company and its subsidiaries as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company and its subsidiaries (A) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future. Schedule 3.23(c) includes a listing and description of all Environmental Permits currently held by the Company and its subsidiaries.

          (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity of the Company or any of its subsidiaries. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Company or any of its subsidiaries (or any person or entity whose liability the Company or any of its subsidiaries has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company or any of its subsidiaries (or any person or entity whose liability the Company or any of its subsidiaries has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

     3.24  Labor and Employment Matters.  With respect to employees of and
           ----------------------------
service providers to the Company:

          (a) For purposes of this Section 3.24 and Section 3.25, the phrases "Company's knowledge," "to the knowledge of the Company" or words of similar import include the knowledge of anyone responsible for the Company's or any of its subsidiaries' human resources activities.

          (b) each of the Company and its subsidiaries is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

          (c) there is not now, nor within the past three (3) years has there been, any unfair labor practice complaint against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

          (d) there is not now, nor within the past three (3) years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened, against or directly affecting the Company or any of its subsidiaries;

          (e) to the Company's knowledge, no labor representation organization effort exists nor has there been any such activity within the past three (3) years;

          (f) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's knowledge, no claims therefor exist or have been threatened;

          (g) the employees of the Company and its subsidiaries are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or any of its subsidiaries or currently being negotiated by the Company or any of its subsidiaries; and

          (h) all persons classified by the Company or any of its subsidiaries as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company and its subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

     3.25  Employee Benefit Plans.
           ----------------------

          (a)  Definitions.

                        (i) "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary or commissions, as compensation for services rendered, to present or former managers, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, managers, or agents.

                        (ii) "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former managers, employees, or agents of the Company or any of its subsidiaries.

                        (iii) "Company Plan" means, as of the Closing Date, any Employee Benefit Plan for which the Company or any of its subsidiaries is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or any of its subsidiaries or to which the Company is obligated to make payments, in each case with respect to any present or former employees of the Company or any of its subsidiaries.

                        (iv)   "Employee Benefit Plan" has the meaning given in
Section 3(3) of ERISA.

                        (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                        (vi) "ERISA Affiliate" means any person that, together with the Company and its subsidiaries, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company or any of its subsidiaries is or has been a general partner.

                        (vii) "Multiemployer Plan" means any Employee Benefit Plan described in Section 3(37) of ERISA.

                        (viii) "Qualified Plan" means any Employee Benefit Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

                        (ix) "Welfare Plan" means any Employee Benefit Plan described in Section 3(1) of ERISA.

          (b) Schedule 3.25(b) contains a complete and accurate list of all Company Plans and Company Benefit Arrangements. Schedule 3.25(b) specifically identifies all Company Plans (if any) that are Qualified Plans.

          (c) With respect, as applicable, to Employee Benefit Plans and Benefit
Arrangements:

                        (i) true, correct, and complete copies of all the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been delivered to Navigant: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500C/R and any financial statements attached thereto and those for the prior three (3) years;

(C) the last Internal Revenue Service determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted by the Company or any of its subsidiaries to obtain those letters; (D) the most recent summary plan description; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all reports submitted within the four (4) years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given within the three (3) years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

                        (ii) the Atlas Travel Services, Ltd. 401(k) Profit Sharing Plan (the "Company 401(k) Plan") is the only Qualified Plan. Neither the Company nor any of its subsidiaries has ever maintained or contributed to another Qualified Plan. The Company 401(k) Plan qualifies under Section 401(a) of the Code, and any trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the design or operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

                        (iii) neither the Company nor any of its subsidiaries has ever sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to
Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

                        (iv) each Company Plan and each Company Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

                        (v)    there are no pending claims or lawsuits
by, against, or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company, any of its subsidiaries or any Interestholder, and no claims or lawsuits have been asserted, instituted or, to the knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company or any of its subsidiaries with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company does not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to the Company 401(k) Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs;

          (vi) no Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

          (vii) with respect to each Company Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company, any of its subsidiaries or any shareholder, member, officer, director, manager, or employee of the Company or any of its subsidiaries;

          (viii) all reporting, disclosure, and notice requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

          (ix) all amendments and actions required to bring the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Closing Date and (B) are disclosed on Schedule 3.25(c);

          (x) payment has been made of all amounts that the Company or any of its subsidiaries is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

          (xi) neither the Company nor any of its subsidiaries has prepaid or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor does it provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

          (xii) no statement, either written or oral, has been made by the Company or any of its subsidiaries to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that could have an adverse economic consequence to the Company and its subsidiaries, taken as a whole;

                   (xiii) neither the Company nor any of its subsidiaries has any liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

                   (xiv) all group health plans of the Company, its subsidiaries and its affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and each of the Company and its subsidiaries has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date;

                   (xv) no employee or former employee of the Company or any of its subsidiaries or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Closing Statement or (iii) continuation coverage mandated under Section 4980B of the Code or other applicable law.

          (d) Schedule 3.25(d) hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company and its subsidiaries for the last three (3) fiscal years.

          (e) Schedule 3.25(e) hereto sets forth an accurate list, as of the date hereof, of all employees of the Company and its subsidiaries who earned more than $75,000 in 1997, all officers, directors and managers, and lists all employment agreements with such employees, officers, directors and managers and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (a) the Balance Sheet Date and (b) the date hereof.

          (f) Neither the Company nor any of its subsidiaries have declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

          (g) Except as set forth on Schedule 3.25(g), there are no Contingent Deferred Sales Charges ("CDSC's") or similar surrender fees, asset charges or other penalties that will become payable as a result of the termination of any Company Plan or Company Benefit Arrangement or the merger of the assets of such Company Plan or Company Benefit Arrangement into a plan or benefit arrangement of Navigant. To the extent that any such CDSC's or similar charges or penalties are payable upon such event, the Interestholders shall pay such amounts at Closing or, with the concurrence of Navigant, Navigant may pay such amounts and the Consideration shall be reduced accordingly.

     3.26  Taxes.
           -----

           (a)      (i)   Each of the Company and its subsidiaries has timely
filed all Tax Returns due on or before the Closing Date, and all such Tax Returns are true, correct, and complete in all respects.

                    (ii) Each of the Company and its subsidiaries has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return.

                    (iii) The amount of each of the Company's and its subsidiaries' liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Interim Balance Sheet or the books and records of the applicable subsidiary, and the amount of each of the Company's and the subsidiaries' liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company or the applicable subsidiary on the Closing Date.

                    (iv) Except as set forth on Schedule 3.26, there are no ongoing examinations or claims against the Company or any of its subsidiaries for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                    (v) Each of the Company and its subsidiaries has a taxable year ended on December 31st, in each year commencing at the inception of the respective company.

                    (vi) Each of the Company and its subsidiaries currently utilizes the cash method of accounting for income Tax purposes and such method of accounting has not changed since the date of incorporation or organization. Neither the Company nor any of its subsidiaries has agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

                    (vii) Each of the Company and its subsidiaries has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

                    (viii)Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Tax Returns of each of the Company and its subsidiaries for the last fiscal year have been delivered to Navigant.

          (ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company or any of its subsidiaries relating to or attributable to Taxes.

          (x) To the Company's knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any of its subsidiaries or otherwise have an adverse effect on the Company and its subsidiaries, taken as a whole, or their businesses taken as a whole.

          (xi) None of the Company's or its subsidiaries' assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

          (xii) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

          (xiii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries..

          (xiv) Neither the Company nor any of its subsidiaries is, nor has been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and neither the Company nor any of its subsidiaries has assumed the tax liability of any other person under contract.

          (xv) Neither the Company nor any of its subsidiaries is, nor has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (xvi) Each of the Company's and its subsidiaries' tax basis in its respective assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's and the applicable subsidiary's, as the case may be, tax books and records.

          (xvii) Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

   (b   The Company has been properly classified as a partnership for all federal income tax purposes at all times since its formation through the date hereof, and each of its subsidiaries is disregarded as an entity separate from its owner for all federal tax purposes and has not elected to be classified as an association for all federal tax purposes.

          (c) Each Interestholder, member or shareholder has filed and will have filed all required Tax Returns and will have filed all required Tax Returns and has paid and will have paid all Taxes arising from compensation income received from the Company and its subsidiaries, as the case may be, through the date of the Closing, except for those returns which are not yet due as of the Closing and which the Interestholders, members or shareholders shall prepare and file prior to the appropriate due date of such returns including any extensions thereof.

           (d)     For purposes of this Agreement:

                        (i) the term "Tax" shall include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

                        (ii) the term "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

     3.27  Conformity with Law; Litigation.
           -------------------------------

           (a) Neither the Company nor any of its subsidiaries has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

           (b) No Interestholder has, at any time: (i) committed any criminal act (except for minor traffic violations); (ii) engaged in acts of fraud, dishonesty, gross negligence or moral turpitude; (iii) filed for personal bankruptcy; or (iv) been an officer, director, manager, trustee or controlling shareholder of a company that filed for bankruptcy or Chapter 11 protection.

           (c) Except as set forth on Schedule 3.27(c), there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or any of its subsidiaries or against any of their respective properties or businesses.

     3.28  Relations with Governments.  Neither the Company nor any of its
           --------------------------
subsidiaries has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause the Company or any of its subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     3.29  Absence of Claims Against Company.  No Interestholder has any
           ---------------------------------
claims against the Company or any of its subsidiaries.

     3.30  Absence of Changes.  Since the Balance Sheet Date, each of the
           ------------------
Company and its subsidiaries has conducted its business in the ordinary course and, except as contemplated herein or as set forth on Schedule 3.30, there has not been:

           (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole;

           (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company and its subsidiaries taken as a whole;

           (c) any change in the capital structure of the Company or any of its subsidiaries or in their respective outstanding securities or any change in their respective membership interests or any grant of any options, warrants, calls, conversion rights or commitments by the Company or any of its subsidiaries;

           (d) any declaration or payment of any distribution in respect of the capital stock or other ownership interests, or any direct or indirect redemption, purchase or other acquisition of the capital stock or other ownership interests of the Company or any of its subsidiaries, other than the Guaranteed Payment and the Stock Distribution;

           (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company or any of its subsidiaries to any of its respective officers, directors, managers, shareholders, members, Interestholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company or any of its subsidiaries entered into or amended any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

           (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company and its subsidiaries, taken as a whole;

           (g) any sale or transfer, or any agreement to sell or transfer, any material assets property or rights of the Company or any of its subsidiaries to any person, including without limitation the Interestholders and their affiliates;

           (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company or any of its subsidiaries, including without limitation any indebtedness or obligation of the Interestholders and their affiliates, provided that the Company and its subsidiaries may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

           (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or any of its subsidiaries or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

           (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company and its subsidiaries;

           (k) any waiver of any material rights or claims of the Company or any of its subsidiaries;

           (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company or any of its subsidiaries is a party;

           (m) any transaction by the Company or any of its subsidiaries outside the ordinary course of business;

           (n) any capital commitment by the Company or any of its subsidiaries, either individually or in the aggregate, exceeding $5,000;

           (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries or the revaluation by the Company or any of its subsidiaries of any of its assets;

           (p) any creation or assumption by the Company or any of its subsidiaries of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

           (q) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or any of its subsidiaries of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company or any of its subsidiaries in excess of $5,000;

          (r) any loan by the Company or any of its subsidiaries to any person or entity, incurring by the Company or any of its subsidiaries, of any indebtedness, guaranteeing by the Company or any of its subsidiaries of any indebtedness, issuance or sale of any debt securities of the Company or any of its subsidiaries or guaranteeing of any debt securities of others;

          (r) the commencement or notice or, to the knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its subsidiaries or any of its respective affairs;

          (t) any capital contribution required to be made to the Company or any of its subsidiaries which has not been paid in full; or

          (u) negotiation or agreement by the Company, any of its subsidiaries or any officer, director, manager, member, shareholder or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Navigant and its representatives regarding the transactions contemplated by this Agreement).

     3.31  Disclosure.  All written agreements, lists, schedules, instruments,
           ----------
exhibits, documents, certificates, reports, statements and other writings furnished to Navigant pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Interestholders or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Interestholders or the Company to Navigant in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to any Interestholder that has specific application to such Interestholder or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as such Interestholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, that has not been set forth in this Agreement or any Schedule hereto.

     3.32  Predecessor Status; Etc.    Schedule 3.32 sets forth a listing of all
           ------------------------
legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Company, its subsidiaries and all of its predecessor companies during the five-year period immediately preceding the Closing, including without limitation the names of any entities from whom the Company or any of its subsidiaries has acquired material assets. During the five-year period immediately preceding the Closing, the Company and each of its subsidiaries has operated only under the names set forth on Schedule 3.32 in the jurisdiction or jurisdictions set forth on Schedule 3.32 and has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     3.33  Required Governmental Filings and Consents.  The execution,
           ------------------------------------------
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (a) for applicable requirements, if any, of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or Blue Sky laws, the Bylaws of the National Association of Securities Dealers, Inc. and (b) where the failure to obtain such consents, approvals, authorization or permits, or to make such filings or notifications, would not prevent or delay consummation of the Acquisition or otherwise prevent the Company from performing its obligations under this Agreement.

     3.34  ARC Accreditation and Bonding Requirements.  The Company and each
           ------------------------------------------
subsidiary is, and at Closing, will be accredited with the Airlines Reporting Company ("ARC"), and none of the Company, any subsidiary and the Interestholders have any knowledge of any fact, matter, or circumstance which by itself, or with the passage of time, may give rise to an action by ARC terminating the Company's and/or any subsidiary's accreditation. As a condition to maintaining its accreditation with ARC, the Company and each subsidiary has established an Irrevocable Letter of Credit for the benefit of ARC. Schedule 3.34 sets forth the face amount of such Letters of Credit, the expiration date of such Letters of Credit, the name of the institution issuing such Letters of Credit, and the fee paid for such Letters of Credit.

4.   REPRESENTATIONS OF NAVIGANT AND PTC.
     -----------------------------------

     To induce the Company and the Interestholders to enter into this Agreement and consummate the transactions contemplated hereby, each of Navigant and PTC represents and warrants to the Company and the Interestholders as follows:

     4.1   Due Organization.  Each of Navigant and PTC is a corporation duly
           ----------------
organized, validly existing and in good standing under the laws of the State of Delaware and under the laws of the State of Colorado, respectively, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted. Copies of the Certificate of Incorporation and the Bylaws, each as amended, of Navigant and PTC (collectively, the "Navigant Charter Documents") have been made available to the Company. Neither Navigant nor PTC is in violation of any Navigant Charter Document.

     4.2   Authorization; Validity of Obligations.  The representatives of
           --------------------------------------
Navigant and PTC executing this Agreement have all requisite corporate power and authority to enter into and bind Navigant and PTC to the terms of this Agreement. Each of Navigant and PTC has the full legal right, power and corporate authority, as applicable, to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Navigant and PTC and the performance by each of Navigant and PTC of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of Navigant and PTC, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of each of Navigant and PTC enforceable in accordance with its terms.

     4.3   No Conflicts.  The execution, delivery and performance of this
           ------------
Agreement, the consummation of the transactions herein contemplated hereby and the fulfillment of the terms hereof will not:

           (a) conflict with, or result in a breach or violation of the Navigant Charter Documents;

           (b) subject to compliance with any agreements between Navigant and its lenders, conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either Navigant or PTC is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of Navigant's or PTC's properties pursuant to (i) any law or regulation to which either Navigant or PTC or any of their respective property is subject, or (ii) any judgment, order or decree to which Navigant or PTC is bound or any of their respective property is subject;

           (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Navigant or PTC; or

           (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which Navigant or PTC is subject, or by which Navigant or PTC is bound, (including, without limitation, the HSR Act, together with all rules and regulations promulgated thereunder).

5.   COVENANTS.
     ---------

     5.1  Tax Matters.
          -----------

           (a) The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Interestholders, on the other, for certain tax matters following the Closing Date:

                      (i) Interestholders shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company and each of its subsidiaries for all periods ending on or before the Closing Date that are due after the Closing Date. Interestholders shall pay on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's or the applicable subsidiary's, as the case may be, books and records as of the Closing Date. Such Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Navigant. To the extent reasonably requested by the Interestholders or required by law, Navigant and the Surviving Entity shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

                  (ii) The Surviving Entity shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date. The Interestholders shall pay to the Surviving Entity within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's or the applicable subsidiary's, as the case may be, books and records as of the Closing Date. For purposes of this Section 5.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Surviving Entity.

                  (iii) Navigant and the Surviving Entity on one hand and Interestholders on the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 5.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company and each of its subsidiaries for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating Tax matters pertinent to the Company and each of its subsidiaries that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

                  (iv) The Interestholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Interestholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, Navigant and the Surviving Entity will join in the execution of any such Tax Returns and other documentation.

           (b) The Company and the Interestholders shall, prior to the Closing, take no action with respect to ownership interests, or the assets or liabilities of the Company or any of its subsidiaries, that would cause the Company or any of its subsidiaries to be treated other than as a partnership for federal and state income tax purposes.

           (c) At Navigant's option, the Company and each Interestholder shall make an election under Section 754 of the Code (and any corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the interest of the Company hereunder (a "Section 754 Election") and file all statements directed by Navigant to give effect of such election.
Interestholders shall include any income, gain, loss deduction or other tax item resulting from the Section 754 Election on their Tax Returns to the extent permitted by applicable law. The Interestholders shall also pay any Tax imposed on the Company or its subsidiaries attributable to the making of the Section 754 Election, and the Interestholders shall indemnify Navigant, the Surviving Entity and their subsidiaries against any Tax or other liability arising out of any failure to pay any such Taxes. In the event that the Section 754 Election results in additional tax for the Interestholders, Navigant shall pay to the Interestholders the difference between (i) the tax paid by the Interestholders as a result of the Section 754 Election and (ii) the tax which would have been paid by the Interestholders if Section 754 Election had not been made by the Interestholders. Prior to filing the return, at Navigant's cost, the Interestholders shall have Navigant's Accountant review the return to ensure that the Section 754 Election is properly executed and the calculation of the difference is properly calculated. Any payment by Navigant hereunder shall be made ten (10) days following the date of such review by Navigant's Accountant.

     5.2   Guaranteed Payment.  Prior to the Closing, the Company may, in its
           ------------------
sole discretion, (i) make a cash distribution (a "Guaranteed Payment") to the Interestholders in an amount equal to $3,293,203 and (ii) make a distribution to the Interestholders (the "Stock Distribution") of all of the capital stock of New Media Solutions, Inc., ReCompute Corporation and Travel Services, Inc., dba TripMakers held by the Company.

     5.3   Accounts Receivable.  In the event that all Accounts Receivable are
           -------------------
not collected in full (net of reserves specified in Section 3.14) within one hundred twenty (120) days after the Closing then, at the request of the Surviving Entity, the Interestholders shall pay (based on their percentage ownership of the Company immediately prior to the Effective Time) the Surviving Entity an amount equal to the Accounts Receivable not so collected, and upon receipt of such payment the Surviving Entity shall assign to the Interestholders making the payment all of its rights with respect to the uncollected Accounts Receivable giving rise to the payment and shall also thereafter promptly remit any excess collections received by it with respect to such assigned Accounts Receivable. If and when the amount subsequently collected by Interestholders with respect to the assigned Accounts Receivable equals (a) the payment made therefor plus (b) the costs and expenses reasonably incurred by the Interestholders in the collection of such assigned Accounts Receivable, the Interestholders shall reassign to the Surviving Entity all of such assigned Accounts Receivable as have not been collected in full by the Interestholders and shall also thereafter promptly remit any excess collections received by them. Upon the written request of the Surviving Entity, the Interestholders shall provide it with a status report concerning the collection of assigned Accounts Receivable.

     5.4  [Intentionally Deleted].
          -----------------------

     5.5  Employee Benefit Plans.  If reasonably requested by Navigant, the
          ----------------------
Company shall terminate any Company Plan or Company Benefit Arrangement substantially contemporaneously with the Closing. Notwithstanding the foregoing, with respect to any Company Plan or Company Benefit Arrangement that is not terminated or merged into an existing Navigant plan or benefit arrangement substantially contemporaneously with the Closing, the Interestholders shall cooperate (and shall use their reasonable efforts to cause the officers and employees of the Company that are responsible for administering any such Company Plan or Company Benefit Arrangement to cooperate) with Navigant on and after the Closing Date in continuing to administer and maintain such Company Plan or Company Benefit Arrangement in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including applicable federal and state securities laws, until such time as the Company Plan or Company Benefit Arrangement are terminated or merged into a Navigant plan or benefit arrangement.

     5.6  Related Party Agreements.  The Company and/or the Interestholders,
          ------------------------
as the case may be, shall terminate any Related Party Agreements which Navigant requests the Company or Interestholders to terminate.

     5.7  Cooperation.
          -----------

          (a) The Company, Interestholders, Navigant and PTC shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the president or chief financial officer of the Company shall execute any documentation reasonably required by Navigant's independent public accountants (in connection with such accountant's audit of the Company and its subsidiaries) or the Nasdaq National Market.

          (b) The Interestholders and the Company shall cooperate and use their reasonable efforts to have the present officers, managers and employees of the Company cooperate with Navigant on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

          (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby

     5.8  Confidentiality.  Each of Navigant and PTC recognizes and
          ---------------
acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company and its subsidiaries, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's and its subsidiaries' business. Each of Navigant and PTC agree that, unless there is a Closing, they will not disclose confidential information with respect to the Company or any of its subsidiaries to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Company and to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 5.8(b), unless (i) such information becomes known to the public generally through no fault of Navigant or PTC, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause
(i), (ii) or (iii) above, Navigant shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

     5.9  Consents.  The Company and the Interestholders agree to obtain all
          --------
Unobtained Consents promptly after Closing (but in no event later than 45 days after the Closing Date).

     5.10 Soft Dollars.  All "soft dollars" (whether in the form of free
          ------------
airline tickets, free airline upgrade certificates, credit cards paid for by airline or airline override revenue converted to the Company's or any of its subsidiaries' "soft dollar" accounts, or other similar arrangements) available to the Company or any of its subsidiaries from airlines and other vendors of the Company or any of its subsidiaries, or that may be awarded to the Company or any of its subsidiaries in connection with the Company's or any of its subsidiaries' business, shall be used only for the Company's or any of its subsidiaries' legitimate business purposes and not for the personal benefit or use of the Interestholders (or their family or friends) or any of the Company's or any of its subsidiaries' other employees.

     5.11 Travel Tech Relationships.  The Company shall terminate and the
          -------------------------
Interestholder shall cause the termination of those relationships between the Company and Travel Tech relating to Travel Tech's use of the Company's AS 400 and the "Max" Accounting Software System.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NAVIGANT AND PTC.
     -------------------------------------------------------

     The obligation of Navigant and PTC to effect the Acquisition is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

     6.1  Representations and Warranties; Performance of Obligations.  All of
          ----------------------------------------------------------
the representations and warranties of the Interestholders and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Interestholders on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by each of the Interestholders shall have been delivered to Navigant.

     6.2  No Litigation.  No temporary restraining order, preliminary or
          -------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Navigant's proposed acquisition of the Company and its subsidiaries, or limiting or restricting Navigant's conduct or operation of the business of the Company (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened against Navigant, PTC or the Company or any of its subsidiaries, their respective properties or any of their officers or directors or managers, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

     6.3  No Material Adverse Change.  There shall have been no material
          --------------------------
adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, since the Balance Sheet Date; and Navigant shall have received a certificate signed by each Interestholder dated the Closing Date to such effect.

     6.4  Consents and Approvals.  Except as set forth on Schedule 3.19 (d),
          ----------------------
all necessary consents of, and filings with, any governmental authority or agency or third party, relating to the consummation by the Company and the Interestholders of the transactions contemplated hereby, shall have been obtained and made.

     6.5  Opinion of Counsel.  Navigant shall have received an opinion from
          ------------------
counsel to the Company and the Interestholders, dated the Closing Date, in a form reasonably satisfactory to Navigant.

     6.6  Organizational Documents.  Navigant shall have received (a) a copy
          ------------------------
of the Articles of Organization of the Company certified by an appropriate authority in the State of Texas and (b) a copy of the Operating Agreement of the Company certified by the Secretary of the Company, and such documents shall be in form and substance reasonably acceptable to Navigant. Navigant shall have received the Organizational Documents of each of the Company's subsidiaries.


     6.7  Opinion of Tax Counsel.  Navigant  shall have received a tax opinion
          ----------------------
from Holland & Hart, dated the Closing Date, in a form reasonably satisfactory to Navigant.

     6.8  [Intentionally Deleted].
          -----------------------

     6.9. [Intentionally Deleted].
          -----------------------


     6.10 Delivery of Closing Financial Certificate.  Navigant shall have
          -----------------------------------------
received a certificate (the "Closing Financial Certificate"), dated as of the Closing Date, signed on behalf of the Company and by each of the Interestholders, setting forth:

          (a) the consolidated tangible net worth of the Company as of the last day of its most recent fiscal year (the "Certified Year-End Net Worth");

          (b) the consolidated tangible net worth of the Company as of the Closing Date (the "Certified Closing Net Worth");

          (c) the consolidated net revenues of the Company for the most recent fiscal year preceding the Closing Date (the "Certified Year-End Revenues");

          (d) the consolidated net revenues of the Company for the 12-month period ended on June 30, 1998 (the "Certified Closing Revenues");

          (e) the Adjusted EBIT for the most recent fiscal year preceding the Closing Date and as a percent of consolidated net revenues for such period (the "Certified Year-End Profits");

          (f) the Adjusted EBIT for the 12-month period ended on June 30, 1998 and as a percent of consolidated net revenues for such period (the "Certified Closing Profits");

          (g) the Company's consolidated long-term and short-term indebtedness to banks, the Interestholders, former members, and other financial institutions and creditors as of the Closing (in each case including the current portions of such indebtedness, but excluding trade payables and other ordinary course accounts payable as of the Closing Date) (the "Certified Closing Debt");

          (h) the Actual EBIT for the 3-month period ended June 30, 1998 (the "Certified Actual Profits");

          (i) the Interim 800 Revenues (the "Certified Interim 800 Revenues");

          (j) the Interim Top Ten Revenues (the "Certified Interim Top Ten Revenues"); and

          (k) a statement that all of the Company financial conditions set forth in Section 3.9 of the Agreement are satisfied as of the Closing Date.

The parties acknowledge and agree that for purposes of determining the Certified Closing Net Worth, the Company shall not take account of any increase in intangible assets (including without limitation goodwill, franchises and intellectual property) accounted for after December 31, 1997.

     6.11  [Intentionally Deleted].
           -----------------------

     6.12  Employment Agreements.  Each of Ariel Leibovitz and Gary Pearce
           ---------------------
shall have entered into an employment agreement with the Company in a form reasonably satisfactory to Navigant.

     6.13  Escrow Agreement.  The Interestholders and the Escrow Agent shall
           ----------------
have executed and delivered an escrow agreement in a form reasonably satisfactory to Navigant.

     6.14  Due Diligence Review.  The Company shall have made such deliveries
           --------------------
as are called for by this Agreement. Navigant shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company and its subsidiaries.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INTERESTHOLDERS AND THE COMPANY.
     --------------------------------------------------------------------------

     The obligation of the Interestholders and the Company to effect the Acquisition are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

     7.1  Representations and Warranties; Performance of Obligations.  All of
          ----------------------------------------------------------
the representations and warranties of Navigant and PTC contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Navigant and PTC on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Navigant shall have been delivered to the Company and the Interestholders.

     7.2  No Litigation.  No temporary restraining order, preliminary or
          -------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Navigant's proposed acquisition of the Company and its subsidiaries, or limiting or restricting Navigant's conduct or operation of the business of the Company (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against Navigant, PTC or the Company or any of its subsidiaries, their respective properties or any of their officers or directors or managers, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Navigant and its subsidiaries taken as a whole.

     7.3  Consents and Approvals.  All necessary consents of, and filings
          ----------------------
with, any governmental authority or agency or third party relating to the consummation by Navigant and PTC of the transactions contemplated herein, shall have been obtained and made. Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

     7.4  Employment Agreements.  The Company shall have afforded each of
          ---------------------
Ariel Leibovitz and Gary Pearce an opportunity to enter into an employment agreement with the Company in a form reasonably satisfactory to Navigant.

8.   INDEMNIFICATION.
     ---------------

     8.1  General Indemnification by the Interestholders.  Each
          ----------------------------------------------
Interestholder, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless Navigant, PTC and the Surviving Entity and their respective officers, directors, managers, employees, shareholders, members, assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of:

          (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                        (i) any breach of any representation or warranty of the Interestholders or the Company set forth in this Agreement or any schedule or certificate, delivered by or on behalf of any Interestholder or the Company in connection herewith; or

                        (ii) any nonfulfillment of any covenant or agreement by the Interestholders or, prior to the Effective Time, the Company, under this Agreement; or

                        (iii) the business, operations or assets of the Company or its subsidiaries prior to the Closing Date or the actions or omissions of the Company's or its subsidiaries' managers, officers, directors, members, shareholders, employees or agents prior to the Closing Date, other than Damages arising from matters expressly disclosed in the Company Financial Statements, this Agreement or the schedules to this Agreement; or

                        (iv) the matters disclosed on Schedules 3.23 (environmental matters), 3.26 (taxes) and 3.27 (conformity with law; litigation); or

                        (v) the failure of the Company, any of its subsidiaries or any Interestholder to obtain any necessary consent of, or make any filings with, any governmental authority or agency or third party, relating to the consummation by the Company and the Interestholders of the transactions contemplated hereby (including without limitation the Third Party Consents and the Unobtained Consents listed on Schedule 3.19(d)); or

                        (vi) any audit or claim by the State of Texas for franchise taxes due under Chapter 171 of the Texas Tax Code, as amended, or the regulations promulgated thereunder for all periods prior to the Closing; or

                        (vii) any default resulting under, or termination of, the Lease Agreement, dated January 1, 1998, between the Company and the Prudential Insurance Company of America (the "Lease") as a result of the transactions contemplated hereby including without limitation, the necessity of procuring substitute lease premises; or

                        (viii) deficiencies in any Employee Benefit Plan, including the failure to accurately file Form 5500s and any matter which could cause the nonqualification of such plan; or

                        (ix) the Company's ownership of the capital stock of New Media Solutions, Inc., ReCompute Corporation or Travel Services, Inc., dba TripMakers and the Stock Distribution; or

                        (x) the relationship between the Company and Superior International Services, Inc. and the relationship between the Company and Travel Tech; and

          (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1, including, without limitation, (i) the difference between the rental rate under the Lease and the rental rate of new premises obtained as a result of the termination of the Lease and (ii) all other consequential damages relating to Section 8.1(a)(vii) up to $250,000.

     8.2  Limitation and Expiration.  Notwithstanding the above:
          -------------------------

          (a) there shall be no liability for indemnification under Section 8.1 unless, and solely to the extent that, the aggregate amount of Damages exceeds $150,000 (the "Indemnification Threshold"); provided, however, that the Indemnification Threshold shall not apply to (i) adjustments to the Consideration as set forth in Sections 1.3 and 1.4; (ii) Damages arising out of any breaches of the covenants of the Interestholders set forth in this Agreement or representations and warranties made in Sections 3.4 (capital structure of the Company), 3.5 (transactions in membership interests; accounting treatment), 3.9 (Company financial conditions), 3.19 (significant customers; material contracts and commitments), 3.23 (environmental matters), 3.25 (employee benefit plans),
3.26 (taxes) or 3.27 (conformity with law; litigation), or (iii) Damages described in Section 8.1(a)(iv), (v), (vi), (vii), (viii), (ix), or (x);

          (b) the aggregate amount of the Interestholders' liability under this
Article 8 shall not exceed the Consideration; provided, however, that the Interestholders' liability for Damages arising out of any breaches of the representations made in Sections 3.23 (environmental), 3.25 (employee benefit plans) or 3.26 (taxes) or Damages described in Section 8.1(a)(ii), (iv), (v),
(vi), (vii), (viii), (ix), and (x) shall not be subject to such limitation and shall not count toward the limitation described in the first clause of this
Section 8.2(b);

          (c) the indemnification obligations under this Article 8, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 8.2(c):

                        (i) (1) with respect to claims relating to or arising out of Section 8.1(a)(iv), (v), (vi), (vii), (viii), (ix) and (x): (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, (x) ten (10) years after the Closing Date if the Claim is related to the cost of investigating, containing, removing, or remediating a release of Hazardous Material into the environment, or (y) five
(5) years after the Closing Date for any other Claim covered by clause (i)(1)(B) of this Section 8.2(c); or

                               (2) with respect to all claims other than those
referred to in clause (i)(1) of this Section 8.2(c), twelve (12) months after the Effective Time (the "First Anniversary"); or

                        (ii) the final resolution of claims or demands pending as of the relevant dates described in clause (i) of this Section 8.2(c) (such claims referred to as "Pending Claims").

     8.3  Indemnification Procedures.  All claims or demands for
          --------------------------
indemnification under this Article 8 ("Claims") shall be asserted and resolved as follows:

          (a) In the event that any Indemnified Party has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Interestholders' Representative of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Interestholders' Representative does not notify the Indemnified Party within fifteen (15) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.3(a), the Indemnified Party shall respond in a written statement to the objection within fifteen (15) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties). Navigant may, in its sole discretion, submit the resolution of the Claim to expedited, binding arbitration pursuant to
Section 8.7.

          (b)           (i)    In the event that any Claim for which the
Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Interestholders' Representative. The Interestholders' Representative shall have fifteen (15) days from the date of delivery of the Claim Notice to notify the Indemnified Party
(A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated), prior to and during the Notice Period, to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

                        (ii) In the event that Interestholders' Representative timely notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                        (iii) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Interestholders' Representative, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the Surviving Entity or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

          (c) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

          (d) Subject to the provisions of Section 8.2, the Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.3 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

          (e) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Article 8, provided that no Indemnified Party shall be obligated to continue pursuing any payment pursuant to the terms of any insurance policy.

     8.4  Claims Against the Escrow Fund.  The parties agree and acknowledge
          ------------------------------
that any and all Claims for Damages made against the Interestholders by a Indemnified Party pursuant to Sections 8.1 and 8.2 on or prior to the Release Date may be applied, upon final resolution of any such Claim (regardless when such resolution actually occurs) pursuant to Section 8.3, against the Escrow Fund. As promptly as possible following resolution of any such Claim, the Interestholders shall deliver to the Escrow Agent a Release Certificate signed by the Interestholders' Representative (as provided in the Escrow Agreement) providing delivery instructions to be followed by the Escrow Agent in paying out all or part of the Escrow Fund with respect to the Claim, including any applicable wire transfer instructions of the payee or an address to where a check should be sent. Upon receipt of such Release Certificate, the Escrow Agent shall deliver pursuant to such instructions out of the Escrow Fund, within two Business Days (as defined below), an amount or amounts as indicated in the Release Certificate. The Escrow Agent shall be entitled to conclusively rely on such Release Certificate and shall make such distributions from the Escrow Fund only in accordance with the terms thereof. For purposes of this Section 8.4, "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

     8.5  Survival of Representations Warranties and Covenants.  All
          ----------------------------------------------------
representations, warranties and covenants made by the Company, the Interestholders, Navigant and PTC in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations of the Company and the Interestholders will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations as provided in Section 8.2. The representations of Navigant and PTC will survive the Closing and will remain in effect until, and will expire upon the First Anniversary.

     8.6  Remedies Cumulative.  The remedies set forth in this Article 8 are
          -------------------
cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law.

     8.7  [Intentionally Deleted].
          -----------------------

     8.8  Arbitration.
          -----------

          (a) Claims submitted to arbitration under this Section 8.8 ("Arbitrated Disputes") shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") in Denver, Colorado and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "Rules"). The hearing locale shall be Denver, Colorado. A single, neutral arbitrator (the "Arbitrator") shall be appointed by the AAA, within five (5) days after an Arbitrated Dispute is submitted for arbitration under this Section 8.8, to preside over the arbitration and resolve the Arbitrated Dispute. The Arbitrator shall be selected from the AAA's Commercial Panel, and shall be qualified to practice law in at least one jurisdiction in the United States and have expertise in the interpretation of commercial contracts. The parties shall have three (3) days to object in writing to the appointment of the Arbitrator, the sole basis for such objection being an actual conflict of interest. The AAA, in its sole discretion, shall determine within three (3) days the validity of any objection to the appointment of the Arbitrator based on an actual conflict of interest.

          (b) The Arbitrator's decision (the "Decision") shall be binding, and the prevailing party may enforce the Decision in any court of competent jurisdiction.

          (c) The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel as the Arbitrator may request, so that the Decision may be reached timely. The Arbitrator shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

          (d) The authority of the Arbitrator shall be limited to deciding liability for, and the proper amount of, a Claim, and the Arbitrator shall have no authority to award punitive damages. The Arbitrator shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this Section 8.8 and are necessary to resolve the Arbitrated Dispute within the time periods specified in this Agreement. The Arbitrator shall render a Decision within thirty (30) days after being appointed to serve as Arbitrator (or such shorter period of time, to the extent reasonable or practicable, as may be appropriate to conform to the expiration of indemnities set forth in Section 8.2(c)(i)(2) or (3)), unless the parties otherwise agree in writing or the Arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period; provided, however, that in no event may the Arbitrator, without the consent of both the Interestholders' Representative and Navigant, extend the time for rendering a Decision or otherwise delay a Decision to a date that is later than the First Anniversary.

9.   NONCOMPETITION.
     --------------

     9.1  Prohibited Activities.  No Interestholder will, for a period of four
          ---------------------
(4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself, herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

          (a) engage, as an officer, director, shareholder, member, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business selling any products or services in direct competition with Navigant, within one hundred (100) miles of anywhere where Navigant conducts business as of the Closing Date (the "Territory");

          (b) call upon any person who is, at that time, within the Territory, an employee of Navigant in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Navigant;

          (c) call upon any person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of Navigant within the Territory for the purpose of soliciting or selling products or services in competition with Navigant within the Territory; or

          (d) call upon any prospective acquisition candidate that was, to the knowledge of such Interestholder, either called upon by Navigant as a prospective acquisition candidate or was the subject of an acquisition analysis by Navigant. Each Interestholder, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that Navigant had called upon such candidate or made an acquisition analysis thereof.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Interestholder from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over- the-counter. For purposes of this
Article 9, the term "Navigant" includes all subsidiaries of Navigant (including without limitation the Company and any companies Navigant has resolved to acquire).

     9.2  Confidentiality.  Each Interestholder recognizes that by reason of
          ---------------
his or her ownership of the Company and his or her employment by the Company, he or she has acquired confidential information and trade secrets concerning the operation of the Company and its subsidiaries, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Interestholder covenants and agrees with the Company and Navigant that he or she will not at any time, except in performance of Interestholder's obligations to the Company or with the prior written consent of the Company pursuant to authority granted by a resolution of the Managers, directly or indirectly, disclose any secret or confidential information that he or she may learn or has learned by reason of his or her ownership of the Company or his or her employment by the Company, or any of its subsidiaries and affiliates, or use any such information in a manner detrimental to the interests of the Company or Navigant, unless (i) such information becomes known to the public generally through no fault of any Interestholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, the Interestholder (as applicable) shall give prior written notice thereof to Navigant and provide Navigant with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's or Navigant's management with respect to the Company's or Navigant's, or any of their affiliates' or subsidiaries', products, facilities, and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or its subsidiaries' products), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

     9.3  Damages.  Because of the difficulty of measuring economic losses to
          -------
Navigant as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Navigant for which it would have no other adequate remedy, each Interestholder agrees that the foregoing covenant may be enforced by Navigant in the event of breach by such Interestholder, by injunctions and restraining orders.

     9.4  Reasonable Restraint.  The parties agree that the foregoing
          --------------------
covenants in this Article 9 impose a reasonable restraint on each Interestholder in light of the activities and business of Navigant on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby, and the current plans of Navigant; but it is also the intent of Navigant and each Interestholder that such covenants be construed and enforced in accordance with the changing activities and business of Navigant throughout the term of this covenant. The parties further agree that so long as a Interestholder is not an employee of the Company, in the event a Interestholder shall enter into a business or pursue other activities not in competition with Navigant or similar activities or business in locations the operation of which, under such circumstances, does not violate Section 9.1(a) or the terms of any employment agreement with Navigant, such Interestholder shall not be chargeable with a violation of this Article 9 if Navigant shall thereafter enter the same, similar or a competitive (a) business, (b) course of activities or (c) location, as applicable.

     9.5  Severability; Reformation.  The covenants in this Article 9 are
          -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     9.6  Independent Covenant.  All of the covenants in this Article 9 shall
          --------------------
be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Interestholder against Navigant, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Navigant of such covenants. The parties expressly acknowledge that the terms and conditions of this Article 9 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of four (4) years stated at the beginning of this Article 9 during which the agreements and covenants of the Interestholder made in this Article 9 shall be effective, shall be computed by excluding from such computation any time during which the Interestholder is found by a court of competent jurisdiction to have been in violation of any provision of this Article 9. The covenants contained in Article 9 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     9.7  Materiality.  The Company and each Interestholder hereby agree that
          -----------
the covenants set forth in this Article 9 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

10.  GENERAL
     -------

     10.1  Successors and Assigns.  This Agreement and the rights of the
           ----------------------
parties hereunder may not be assigned (except by operation of law and except in the case of Navigant and PTC, to a subsidiary of Navigant) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Navigant, and the heirs and legal representatives of the Interestholders.

     10.2  Entire Agreement; Amendment; Waiver.  This Agreement sets forth the
           -----------------------------------
entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto, or in accordance with Section 9.5. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.3  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

     10.4  Brokers and Agents.  Navigant and PTC (as a group) and the Company
           ------------------
and each Interestholder (as a group) each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

     10.5  Expenses.  Navigant has and will pay the fees, expenses and
           --------
disbursements of Navigant and PTC and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Interestholders (and not the Company) have and will pay the fees, expenses and disbursements of the Interestholders, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

     10.6  Specific Performance; Remedies.  Each party hereto acknowledges
           ------------------------------
that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth in Section 5.8 and the noncompetition provisions set forth in Article 9. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

     10.7  Notices.  Any notice, request, claim, demand, waiver, consent,
           -------
approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

     If to Navigant, PTC or the Surviving Entity to:

     Navigant International, Inc.
     84 Inverness Circle East
     Englewood, Colorado 80112
     Attn:  Eugene A. Over, Jr., General Counsel and Secretary
     (Telefax:  (303) 706-0678)

     with a required copy to:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, California  94304
     Attn:  John V. Roos, Esq.
     (Telefax: (650) 496-4006)

     If to any Interestholder to:

     Atlas Travel Services
     1177 W. Loop South, Suite 400
     Houston, TX  77027
     (Telefax: (713) 963-8231)

     with a required copy to:

     Winstead Sechrest & Minick P.C.
     910 Travis Street, Suite 2400
     Houston, TX  77002
     Attn:  Arthur S. Berner, Esq.
     (Telefax: (713) 650-2400)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     10.8  Governing Law.  This Agreement shall be governed by and construed,
           -------------
interpreted and enforced in accordance with the laws of Colorado. Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a court of competent civil jurisdiction sitting in the City and County of Denver, Colorado and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of such court for the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (collectively, "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper. PTC, the Company and each of the Interestholders each hereby irrevocably designate and appoint The Corporation Company, presently of 1675 Broadway, Denver, Colorado 80202, to receive for it or him and on its or his behalf summonses and other legal process in any Suit, and each agrees that service upon The Corporation Company shall constitute valid and effective service upon PTC, the Company or any Interestholder, as the case may be. PTC, the Company and each of the Interestholders agrees that, so long as it, he or she has any rights or obligations under or arising out of or in connection with this Agreement, the subject matter hereof or any of the transactions contemplated hereby, it, he or she shall maintain a duly appointed agent for service of summonses and other legal process in Denver, Colorado. Nothing in this Agreement shall affect or diminish any party's right to serve summonses and other legal process in any other manner permitted by law in connection with any Suit in the City and County of Denver, Colorado.

     10.9  Severability.  If any provision of this Agreement or the
           ------------
application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.5.

     10.10  Absence of Third Party Beneficiary Rights.  No provision of this
            -----------------------------------------
Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, member, employee or partner of any party hereto or any other person or entity.

     10.11  Mutual Drafting.  This Agreement is the mutual product of the
            ---------------
parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     10.12  Further Representations.  Each party to this Agreement
            -----------------------
acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.


                           [Execution Page Following]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    NAVIGANT INTERNATIONAL, INC.

                                    By: /s/ Edward S. Adams
                                        --------------------------
                                            Edward S. Adams, Chief
                                            Executive Officer

                                    PROFESSIONAL TRAVEL CORPORATION


                                    By: /s/  Robert C. Griffith
                                        ---------------------------


                                    ATLAS TRAVEL SERVICES, LTD.


                                    By: /s/  Ariel Leibovitz
                                        ---------------------------



                                    INTERESTHOLDERS:


                                    /s/  Ariel Leibovitz
                                    -------------------------------
                                         Ariel Leibovitz


                                    /s/  Doreen N. Leibovitz
                                    -------------------------------
                                         Doreen N. Leibovitz


                                    /s/ Gary Pearce
                                    -------------------------------
                                        Gary Pearce